EXHIBIT 4.2
                                                                    -----------


                                                                  EXECUTION COPY

                            -------------------------

                              LAS VEGAS SANDS CORP.

                     AND EACH OF THE GUARANTORS PARTY HERETO

                          6.375% Senior Notes due 2015

                            -------------------------




                            -------------------------

                                    INDENTURE

                          Dated as of February 10, 2005

                            -------------------------




                            -------------------------

                         U.S. Bank National Association

                                     Trustee

                            -------------------------

                             CROSS-REFERENCE TABLE*

        TRUST INDENTURE
        ACT SECTION                                         INDENTURE SECTION
        310(a)(1)........................................             7.10
             (a)(2)......................................             7.10
             (a)(3)......................................             N.A.
             (a)(4)......................................             N.A.
             (a)(5)......................................             7.10
             (b).........................................             7.10
             (c).........................................             N.A.
        311(a)...........................................             7.11
             (b).........................................             7.11
             (c).........................................             N.A.
        312(a)...........................................             2.05
             (b).........................................            12.03
             (c).........................................            12.03
        313(a)...........................................             7.06
             (b)(2)......................................          7.06; 7.07
             (c).........................................         7.06; 12.02
             (d).........................................             7.06
        314(a)...........................................      4.03;12.02; 12.05
             (c)(1)......................................            12.04
             (c)(2)......................................            12.04
             (c)(3)......................................             N.A.
             (e).........................................            12.05
             (f).........................................             N.A.
        315(a)...........................................             7.01
             (b).........................................         7.05; 12.02
             (c).........................................             7.01
             (d).........................................             7.01
             (e).........................................             6.11
        316(a) (last sentence)...........................             2.09
             (a)(1)(A)...................................             6.05
             (a)(1)(B)...................................             6.04
             (a)(2)......................................             N.A.
             (b).........................................             6.07
             (c).........................................             2.12
        317(a)(1)........................................             6.08
             (a)(2)......................................             6.09
             (b).........................................             2.04
        318(a)...........................................            12.01
             (b).........................................             N.A.
             (c).........................................            12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

   Section 1.01     Definitions................................................4
   Section 1.02     Other Definitions.........................................16
   Section 1.03     Incorporation by Reference of Trust Indenture Act.........16
   Section 1.04     Rules of Construction.....................................17

                                    ARTICLE 2
                                    THE NOTES

   Section 2.01     Form and Dating...........................................17
   Section 2.02     Execution and Authentication..............................18
   Section 2.03     Registrar and Paying Agent................................18
   Section 2.04     Paying Agent to Hold Money in Trust.......................19
   Section 2.05     Holder Lists..............................................19
   Section 2.06     Transfer and Exchange.....................................19
   Section 2.07     Replacement Notes.........................................30
   Section 2.08     Outstanding Notes.........................................31
   Section 2.09     Treasury Notes............................................31
   Section 2.10     Temporary Notes...........................................31
   Section 2.11     Cancellation..............................................32
   Section 2.12     Defaulted Interest........................................32

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

   Section 3.01     Notices to Trustee........................................32
   Section 3.02     Selection of Notes to Be Redeemed or Purchased............32
   Section 3.03     Notice of Redemption......................................33
   Section 3.04     Effect of Notice of Redemption............................34
   Section 3.05     Deposit of Redemption or Purchase Price...................34
   Section 3.06     Notes Redeemed or Purchased in Part.......................34
   Section 3.07     Optional Redemption.......................................34
   Section 3.08     Mandatory Redemption......................................35

                                    ARTICLE 4
                                    COVENANTS

   Section 4.01     Payment of Notes..........................................37
   Section 4.02     Maintenance of Office or Agency...........................37
   Section 4.03     Reports...................................................37
   Section 4.04     Compliance Certificate....................................38
   Section 4.05     Intentionally Deleted.....................................39
   Section 4.06     Stay, Extension and Usury Laws............................39
   Section 4.07     Liens.....................................................39
   Section 4.08     Corporate Existence.......................................39
   Section 4.09     Offer to Repurchase Upon Change of Control................40


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

   Section 4.10     Limitation on Sale and Lease-back Transactions............41
   Section 4.11     Purchase of Mortgage Notes Validly Tendered
                        in Tender Offer.......................................42
   Section 4.12     Additional Subsidiary Guarantees..........................42

                                    ARTICLE 5
                                   SUCCESSORS

   Section 5.01     Consolidation, Merger or Sale.............................42
   Section 5.02     Successor Corporation Substituted.........................43

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

   Section 6.01     Events of Default.........................................44
   Section 6.02     Acceleration..............................................45
   Section 6.03     Other Remedies............................................47
   Section 6.04     Waiver of Past Defaults...................................47
   Section 6.05     Control by Majority.......................................47
   Section 6.06     Limitation on Suits.......................................47
   Section 6.07     Rights of Holders of Notes to Receive Payment.............48
   Section 6.08     Collection Suit by Trustee................................48
   Section 6.09     Trustee May File Proofs of Claim..........................48
   Section 6.10     Priorities................................................48
   Section 6.11     Undertaking for Costs.....................................49

                                    ARTICLE 7
                                     TRUSTEE

   Section 7.01     Duties of Trustee.........................................49
   Section 7.02     Rights of Trustee.........................................50
   Section 7.03     Individual Rights of Trustee..............................51
   Section 7.04     Trustee's Disclaimer......................................51
   Section 7.05     Notice of Defaults........................................51
   Section 7.06     Reports by Trustee to Holders of the Notes................51
   Section 7.07     Compensation and Indemnity................................52
   Section 7.08     Replacement of Trustee....................................53
   Section 7.09     Successor Trustee by Merger, etc..........................54
   Section 7.10     Eligibility; Disqualification.............................54
   Section 7.11     Preferential Collection of Claims Against Company.........54

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.01     Option to Effect Legal Defeasance or Covenant Defeasance..54
   Section 8.02     Legal Defeasance and Discharge............................55
   Section 8.03     Covenant Defeasance.......................................55
   Section 8.04     Conditions to Legal or Covenant Defeasance................55
   Section 8.05     Deposited Money and Government Securities to be Held
                        in Trust; Other Miscellaneous Provisions..............57
   Section 8.06     Repayment to Company......................................57
   Section 8.07     Reinstatement.............................................57


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

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01     Without Consent of Holders of Notes.......................58
   Section 9.02     With Consent of Holders of Notes..........................58
   Section 9.03     Compliance with Trust Indenture Act.......................60
   Section 9.04     Revocation and Effect of Consents.........................60
   Section 9.05     Notation on or Exchange of Notes..........................60
   Section 9.06     Trustee to Sign Amendments, etc...........................60

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES

   Section 10.01.   Guarantee.................................................60
   Section 10.02.   Limitation on Guarantor Liability.........................61
   Section 10.03.   Execution and Delivery of Subsidiary Guarantee............62
   Section 10.04.   Intentionally Deleted.....................................62
   Section 10.05.   Releases..................................................62

                                   ARTICLE 11
                           satisfaction and discharge

   Section 11.01    Satisfaction and Discharge................................63
   Section 11.02    Application of Trust Money................................64

                                   ARTICLE 12
                                  MISCELLANEOUS

   Section 12.01    Trust Indenture Act Controls..............................64
   Section 12.02    Notices...................................................64
   Section 12.03    Communication by Holders of Notes with Other
                        Holders of Notes......................................65
   Section 12.04    Certificate and Opinion as to Conditions Precedent........66
   Section 12.05    Statements Required in Certificate or Opinion.............66
   Section 12.06    Rules by Trustee and Agents...............................66
   Section 12.07    Special Escrow Account....................................66
   Section 12.08    No Personal Liability of Directors, Officers,
                        Employees and Stockholders............................67
   Section 12.09    Governing Law.............................................67
   Section 12.10    No Adverse Interpretation of Other Agreements.............68
   Section 12.11    Successors................................................68
   Section 12.12    Severability..............................................68
   Section 12.13    Counterpart Originals.....................................68
   Section 12.14    Table of Contents, Headings, etc..........................68
   Section 12.15    Compliance with Gaming Laws...............................68

                                    EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E     FORM OF NOTATION OF GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE


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


         INDENTURE dated as of February 10, 2005 among Las Vegas Sands Corp., a Nevada corporation, the Guarantors (as defined) from time to time party hereto and U.S. Bank National Association, as trustee.

         The Company, the Guarantors from time to time party hereto and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 6.375% Senior Notes due 2015 (the "NOTES"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      DEFINITIONS.

         "144A GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "ADDITIONAL NOTES" means an unlimited amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED by" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act or any successor provision, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "BOARD OF DIRECTORS" means:


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                  (1)      with respect to a corporation, the board of directors
         of such corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the ultimate general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITALIZED LEASE-BACK OBLIGATION" means the total net rental obligations of the Company or a Subsidiary under any lease entered into as part of a Sale and Lease-back Transaction involving a Principal Property that would, at the time any determination is to be made, be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of equity of such Person, including if such Person is a partnership or limited liability company, partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

         "CHANGE OF CONTROL" means the occurrence of any of the following:

                  (1) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

                  (2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principal Stockholder and its Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company;

                  (3) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

                  (4) the adoption of a plan relating to liquidation or dissolution of the Company.

                  For purposes of this definition, any holding company whose only significant asset is the Capital Stock of the Company shall be disregarded and the beneficial ownership of such holding company shall be attributed to the Company and any Person which has entered into an agreement to acquire any

Capital Stock of the Company shall not be deemed to have any beneficial ownership of such Capital Stock until the closing of such acquisition.

         "CLEARSTREAM" means Clearstream Banking, S.A.

         "COMPANY" means Las Vegas Sands Corp., and any and all successors thereto.

         "CONSOLIDATED NET TANGIBLE ASSETS" means the total of all assets appearing on a consolidated balance sheet of the Company and its Guarantors prepared in accordance with GAAP as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined, but excluding (i) the book amount of all intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of the Company's Subsidiaries, and (v) deferred income and deferred liabilities. Notwithstanding the foregoing, in the event any assets are transferred to the Company or any of the Guarantors from any Subsidiary of the Company that is not a Guarantor or an Affiliate of the Company that is not a Guarantor (or as a result of the conversion of a non-Guarantor Subsidiary or Affiliate into a Guarantor), Consolidated Net Tangible Assets shall be increased, without duplication, by the fair market value of such assets at the time of such transfer as determined (i) by a resolution of the Board of Directors of the Company if the fair market value of such assets is equal to or less than $50.0 million or (ii) based on the opinion of an investment bank, valuation firm, accounting firm or appraisal firm of national standing if the fair market value of such assets exceeds $50.0 million.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the Issuance Date, (2) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (3) was appointed or elected to such Board of Directors by the Principal Stockholder or a Related Party.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "COOPERATION AGREEMENT" means that certain Second Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of May 17, 2004, as amended as of July 30, 2004, by and among Venetian Casino Resort, LLC, Lido Casino Resort, LLC, Grand Canal Shops II, LLC and Interface Group-Nevada, Inc., as amended, revised or modified from time to time in accordance with its terms.

         "CREDIT AGREEMENT" means that certain credit agreement, dated August 20, 2004, by and among Las Vegas Sands, Inc. and Venetian Casino Resort, LLC, as borrowers, the lenders party thereto, Goldman Sachs Credit Partners L.P., as syndication agent, sole lead arranger and sole bookrunner, The Bank of Nova Scotia, as administrative agent, and Wells Fargo Foothill, Inc., CIT Group/Equipment Financing, Inc. and Commerzbank AG, as documentation agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness and other obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent, lender or group of lenders (collectively any such transactions, a "REFINANCING"), which Refinancing may increase the aggregate principal amount that may be borrowed under the Credit Agreement (which may be more than one agreement or facility with the same or different lenders), PROVIDED that the aggregate principal amount that may be borrowed under the Credit Agreement shall not be increased in connection with a Refinancing by an amount more than the sum of (i) the principal amount of any additional amounts that may be borrowed if the proceeds thereof will be used to (x) acquire, develop, construct or improve property of the Company or any of the Guarantors (including by way of acquiring any Person who is merged or consolidated into the Company or any Guarantor or who becomes a Guarantor) or (y) repay, redeem or otherwise retire any secured indebtedness of the Company or any of its Subsidiaries (other than under the Credit Agreement) so long as the assets that were securing the indebtedness so repaid, redeemed or retired are directly owned by the Company or any Guarantor after such Refinancing (for purposes of clarity, it is understood that the indebtedness secured by the Sands Expo and Convention Center may be refinanced if the Sands Expo and Convention Center is owned by the Company or any Guarantor after such Refinancing); PROVIDED, that for purposes of clause (x) the proceeds of indebtedness up to the cost of the acquisition, development, construction or improvement of property which is incurred within 24 months after such acquisition, development, construction or improvement will be deemed to have been for the purpose of acquiring, constructing or improving such property and may therefore be part of the Credit Agreement, (ii) the amount of the fees and expenses of such Refinancing (including any prepayment penalties or premium or accrued and unpaid interest on indebtedness refinanced by such Refinancing), (iii) any amount required to provide for revolving credit facilities and term loans under the Credit Agreement with an aggregate maximum borrowing capacity of up to $400.0 million for revolving credit facilities and with an aggregate maximum borrowing capacity for term loans not more than $1,270 million, and (iv) $250 million.

         "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock specifically provide that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's compliance with the provisions of this Indenture.

         "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

         "EQUITY OFFERING" means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or in a private placement under an exemption from the registration requirements of the Securities Act or any capital contribution in respect of such Capital Stock of the Company.

         "ESCROW AND SECURITY AGREEMENT" means the Escrow and Security Agreement, dated the date hereof, by and among the Company, the Trustee and U.S. Bank National Association, as escrow agent, as the same may be amended, revised, modified or restated in accordance with its terms.

         "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

         "EXISTING FACILITY" means the Venetian Casino Resort, a Venetian-themed hotel, casino, meeting and entertainment complex located at 3355 Las Vegas Boulevard South, Las Vegas, Clark County, Nevada.

         "EXISTING SITE" means the land on which the Existing Facility is constructed.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Macau Gaming Authorities and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

         "GAMING LICENSE" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the Company or any of its Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

         "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto that bear the Global Note Legend and that have the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Sections 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.


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

         "GOVERNMENT SECURITIES" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "GUARANTOR" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture.

         "HARRAH'S SHARED ROADWAY AGREEMENT" means the agreement, dated as of January 16, 1998, between Venetian Casino Resort, LLC and Harrah's Casino Resort, as amended, revised or modified from time to time in accordance with its terms.

         "HEDGING AGREEMENTS" means (a) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (b) other agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates.

         "HOLDER" means a Person in whose name a Note is registered.

         "HVAC GROUND LEASE" means the ground lease made effective as of November 14, 1997, between Venetian and the HVAC Provider, as amended, revised or modified from time to time in accordance with its terms.

         "HVAC PROVIDER" means Sempra Energy Solutions, a California corporation (successor to Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company) or its permitted successors under the HVAC Services Agreements.

         "HVAC SERVICES AGREEMENTS" means collectively (a) the Energy Services Agreement, dated as of November 14, 1997, as amended on July 1, 1999, between Venetian Casino Resort, LLC and the HVAC Provider, (b) the HVAC Ground Lease, and (c) all other agreements between the HVAC Provider and the Company and its Subsidiaries (and any amendments, revisions or modifications of such other agreements or the agreements described in clauses (a) or (b) above).

         "IAI GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "IMPROVEMENT PHASING AGREEMENT" means the Improvement Phasing Agreement, dated on or about August 11, 2004, between Clark County, Nevada and Lido Casino Resort, LLC, as amended, revised or modified from time to time in accordance with its terms.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INITIAL NOTES" means the first $250,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "INITIAL PURCHASERS" means Goldman, Sachs & Co., Lehman Brothers Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and UBS Securities LLC, the initial purchasers of the Initial Notes, and any initial purchasers of Additional Notes.

         "ISSUANCE DATE" means the closing date for the sale and original issuance of the Initial Notes.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "LIENS" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "MORTGAGE NOTES" means the 11% mortgage notes due 2010 of Las Vegas Sands, Inc. and Venetian Casino Resort, LLC.

         "NON-U.S. PERSON" means a Person who is not a U.S. Person.

         "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary or any Vice-President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "PERMITTED LIENS" means:

                  (1) Liens securing obligations under the Credit Agreement;

                  (2) Liens securing the Mortgage Notes;

                  (3) Liens on any property acquired, constructed or improved by the Company or its Subsidiaries to secure or provide for the payment of any part of the purchase price of the property or the cost of the construction or improvement, or any Lien on any such property existing at the time of acquisition thereof;

                  (4) Liens on any property of another company existing at the time such company is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets; PROVIDED, that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such merger, consolidation or acquisition and do not extend to any other assets other than those of the company acquired by, merged into or consolidated with the Company or such Subsidiary;

                  (5) Liens incurred or deposits made in the ordinary course of business or in the construction of any Principal Property in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (6) easements, rights-of-way, aviational or navigational servitudes, restrictions, encroachments, and other defects or irregularities in title and other similar charges or encumbrances, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (7) Liens on real property of the Company arising pursuant to the Harrah's Shared Roadway Agreement and any similar Liens arising pursuant to any amendments thereto or required under a lease or other transaction relating to the construction of a parking garage on real property owned by Harrah's Casino Resort adjacent to the Existing Site;

                  (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (9) Liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

                  (10) Liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling the Company or a Subsidiary of the Company to maintain self-insurance or to participate in other specified insurance arrangements or any judgment attachment or judgment Lien not constituting an Event of Default;

                  (11) warehouseman's, suppliers', materialmen's, repairmen's, mechanics', carriers', workmen's and other like Liens;

                  (12) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (13) licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary;

                  (14) Liens created under the HVAC Services Agreements;

                  (15) Liens created under the Predevelopment Agreement and the Improvement Phasing Agreement;

                  (16) Liens incurred in connection with Hedging Agreements;

                  (17) Liens created or contemplated by the Cooperation
         Agreement;

                  (18) Liens incurred in connection with the construction of a pedestrian bridge over Las Vegas Boulevard and Sands Avenue, PROVIDED that such Liens will not materially interfere with, impair or detract from the operation of the business of the Company and its Subsidiaries or the construction or operation of the Resort Complex;

                  (19) easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard and Sands Avenue as a result of completion of the Resort Complex;

                  (20) Liens in connection with any defeasance of the Mortgage Notes;

                  (21) Liens securing indebtedness of a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

                  (22) Liens on any property existing on the date of this Indenture;

                  (23) Liens in favor of the Company and any Guarantor;

                  (24) leasehold mortgages in favor of parties financing the lease of space within the Resort Complex, PROVIDED that neither the Company nor any Guarantor is liable for the payment of any principal of, or interest or premium on, such financing;

                  (25) the creation of any other Lien, if, after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of the Company and its Subsidiaries secured by all Liens created under this clause (25), plus (ii) the aggregate amount of Capitalized Lease-Back

         Obligations of the Company and its Subsidiaries under the entire unexpired terms of all leases entered into in connection with Sale and Lease-back Transactions which would have been precluded by the provision for limitations on such transactions described under Section
         4.10 hereof, but for the satisfaction of the condition referred to in clause (2) of such provision, will not exceed an amount equal to 15% of Consolidated Net Tangible Assets;

                  (26) leases or subleases in the nature of a Lien granted to third parties in compliance with the terms of this Indenture and not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Guarantors;

                  (27) Liens securing any extension, renewal, replacement or refinancing of any indebtedness secured by a Lien permitted by any of the foregoing clauses (1) through (26) or this clause (27), PROVIDED the amount secured is not increased, plus reasonable fees and expenses incurred and any prepayment penalties, premiums and accrued interest paid in connection with any extension, renewal, replacement or refinancing;

                  (28) Liens securing other indebtedness, PROVIDED that the aggregate outstanding principal amount of indebtedness secured by Liens under this clause (28) does not exceed $150 million at any one time;

                  (29) Liens on amounts in the Escrow Account in favor of the Trustee for the benefit of the Holders of Notes; and

                  (30) Liens in favor of the Trustee created or contemplated by the terms of this Indenture.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

         "PHASE II PROJECT" means an approximately 3,000 room hotel, casino and meeting complex to be integrated with the Existing Facility and located on approximately 15 acres of land adjacent to the Existing Facility, which will exclude the Phase II mall and those retail stores which are leased by Lido Casino Resort, LLC to Phase II Mall Subsidiary LLC.

         "PREDEVELOPMENT AGREEMENT" means the Sands Resort Hotel Casino Agreement, dated as of February 18, 1997, amended as of September 16, 1997, between Clark County, Nevada and Las Vegas Sands, Inc., as amended, revised or modified from time to time in accordance with its terms.

         "PRINCIPAL PROPERTY" means any single property directly owned by the Company or any Guarantor having a gross book value in excess of the greater of $25.0 million or 2% of Consolidated Net Tangible Assets. Notwithstanding the foregoing, Principal Property shall exclude all Capital Stock of the Company and its Subsidiaries; PROVIDED, HOWEVER, that if the Company or any Guarantor creates any Lien on any Capital Stock of any Subsidiary of the Company that is directly owned by the Company or any Guarantor, then Principal Property shall include such Capital Stock. If the inclusion of any Capital Stock within the definition of "Principal Property" requires the prior approval of any Gaming Authority, the Company shall, prior to granting any Lien on such Capital Stock, obtain the approval of such Gaming Authority for the inclusion of such Capital Stock within the definition of "Principal Property."

         "PRINCIPAL STOCKHOLDER" means Sheldon G. Adelson.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of February 10, 2005 among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "REGULATION S" means Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

         "RELATED PARTIES" means (1) any spouse and any child, stepchild, sibling or descendant of the Principal Stockholder, (2) any estate of the Principal Stockholder or any person under clause (1), (3) any person who receives a beneficial interest in the Company from any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest, (5) any corporation, partnership, limited liability company, trust, or similar entity owned or controlled by the Principal Stockholder or any person referred to in clause (1), (2), (3) or (4) or for the benefit of any person referred to in clause (1) and (6) the spouse or issue of one or more of the individuals described in clause (1).

         "RESORT COMPLEX" means the Existing Facility and the Phase II Project, but excluding (i) the Sands Expo and Convention Center, (ii) the heating, ventilation and air conditioning equipment, including without limitation, any assets owned by the HVAC Provider under the HVAC Services Agreements or the HVAC Ground Lease if such assets are acquired by the Company or any Guarantor after the date of this Indenture, (iii) any of the assets and operations of Venetian Hotel Operations LLC, Interface Employee Leasing, LLC and Yona Venetian LLC existing on the date of this Indenture and any aircraft or aircraft operations, and (iv) other assets determined by the Company to be excluded from the definition of "Resort Complex," PROVIDED that the aggregate fair market value (as determined by the Board of Directors of the Company) of the assets excluded under this clause (iv) does not exceed $25 million, with fair market value to be determined at the time such assets are determined to be excluded from the definition of "Resort Complex."

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

         "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

         "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "RULE 903" means Rule 903 promulgated under the Securities Act.

         "RULE 904" means Rule 904 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as in effect on the date of this Indenture.

         "SPECIAL INTEREST" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "SUBSIDIARY" means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (2) any partnership or limited liability company of which more than 50% of the partnership's or limited liability company's capital accounts, distribution rights or general or limited partnership or membership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTEE" means the guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb).

         "TREASURY RATE" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to February 15, 2010; PROVIDED, HOWEVER, that if the average life of such Note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "TRUSTEE" means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UNRESTRICTED DEFINITIVE NOTE" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

         "UNRESTRICTED GLOBAL NOTE" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

         "U.S. PERSON" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

         "VOTING STOCK" means, with respect to any Person that is a corporation, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency and with respect to any other Person that is a limited liability company, membership interests entitled to manage the operations or business of the limited liability company.

Section 1.02      OTHER DEFINITIONS.

                                                                   DEFINED IN
        TERM                                                         SECTION
        ----                                                         -------
        "ACCELERATED DEBT" .....................................      6.01
        "AUTHENTICATION ORDER"..................................      2.02
        "CHANGE OF CONTROL OFFER"...............................      4.09
        "CHANGE OF CONTROL PAYMENT".............................      4.09
        "CHANGE OF CONTROL PAYMENT DATE"........................      4.09
        "COLLATERAL" ...........................................      12.07
        "COVENANT DEFEASANCE"...................................      8.03
        "DTC"...................................................      2.03
        "ESCROW ACCOUNT"........................................      3.08
        "ESCROW BREAK DATE" ....................................      3.08
        "EVENT OF DEFAULT"......................................      6.01
        "LEGAL DEFEASANCE"......................................      8.02
        "MAKE-WHOLE PREMIUM" ...................................      3.07
        "OFFER PERIOD" .........................................      4.09
        "OFFER STATEMENT".......................................      4.11
        "PAYING AGENT"..........................................      2.03
        "PAYMENT DEFAULT" ......................................      6.01
        "REGISTRAR".............................................      2.03
        "SALE AND LEASE-BACK TRANSACTION........................      4.10
        "TENDER OFFER" .........................................      4.11

Section 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes and the Subsidiary Guarantees;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5)      "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions; and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01      FORM AND DATING.

         (a) GENERAL. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) GLOBAL NOTES. Notes issued in global form will be substantially in the form of Exhibit A hereto and shall include the Global Note Legend and the "Schedule of Exchanges of Interests in the Global Note" attached thereto. Notes issued in definitive form will be substantially in the form of Exhibit A hereto but will not include any Global Note Legend and will be without the "Schedule of Exchanges of Interests in the Global Note" attached thereto. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02      EXECUTION AND AUTHENTICATION.

         One Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate and deliver Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03      REGISTRAR AND PAYING AGENT.

         The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05      HOLDER LISTS.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06      TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                  (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

                  (3) there has occurred and is continuing a default or Event of Default with respect to the Notes.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A)      both:

                                    (i)       a written order from a
                           Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                     (ii)     instructions given in accordance
                           with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B)       both:

                                     (i)      a written order from a
                           Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                     (ii)     instructions given by the
                           Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                 (3) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (i)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                     (ii)    if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)      TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
                  NOTES.

                  (1) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (i)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii)     if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d)      TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
                  INTERESTS.

                  (1) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (i)      if the Holder of such Definitive
                           Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                     (ii)    if the Holder of such Definitive
                           Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e)     TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE
NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (i)      if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (ii)     if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not participating in a distribution of the Exchange Notes and (B) they are not affiliates (as defined in Rule
         144) of the Company; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not participating in a distribution of the Exchange Notes and (B) they are not affiliates (as defined in Rule 144) of the Company.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) LEGENDS. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1)      PRIVATE PLACEMENT LEGEND.

                           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN

ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                           (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs
                  (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f)
                  of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

         (2) GLOBAL NOTE LEGEND. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i)      GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) Neither the Registrar nor the Company will be required:

                           (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the

Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company and not cancelled shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      TEMPORARY NOTES.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01      NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2)      the redemption date;

                  (3)      the principal amount of Notes to be redeemed; and

                  (4)      the redemption price.

Section 3.02      SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a PRO RATA basis, by lot or by such other method as the Trustee shall deem fair and appropriate, except:

                  (1) if the Notes are listed on any national securities exchange, in which case the Notes will be selected in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2)      if otherwise required by law.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 (or such shorter period as may be acceptable to the Trustee) nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption or purchase date, the Company will mail or cause to be mailed, by first class mail, postage prepaid, a notice of redemption or purchase to each Holder whose Notes are to be redeemed or purchased at its registered address, except that redemption or purchase notices may be mailed more than 60 days prior to a redemption or purchase date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

         The notice will identify the Notes to be redeemed or purchased and will state:

                  (1)      the redemption or purchase date;

                  (2)      the redemption or purchase price;

                  (3) if any Note is being redeemed or purchased in part, the portion of the principal amount of such Note to be redeemed or purchased and that, after the redemption or purchase date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion will be issued upon cancellation of the original Note;

                  (4)      the name and address of the Paying Agent;

                  (5) that Notes called for redemption or purchase must be surrendered to the Paying Agent to collect the redemption or purchase price;

                  (6) that, unless the Company defaults in making such redemption or purchase payment, interest on Notes called for redemption or purchase ceases to accrue on and after the redemption or purchase date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption or purchase are being redeemed or purchased; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee will give the notice of redemption or purchase in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company has delivered to the Trustee, at least 45 days (or such shorter period as may be acceptable to the Trustee) prior to the redemption or purchase date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption or purchase is mailed in accordance with
Section 3.03 hereof, Notes called for redemption or purchase become irrevocably due and payable on the redemption or purchase date at the redemption or purchase price. A notice of redemption or purchase may not be conditional.

Section 3.05      DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

         On or prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      NOTES REDEEMED OR PURCHASED IN PART.

         Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      OPTIONAL REDEMPTION.

         (a) On or prior to February 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes, if any) at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the proceeds of one or more Equity Offerings; PROVIDED that:

                  (1) at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any, but excluding Notes held by the Company and not cancelled) remains outstanding immediately after the occurrence of such redemption; and

                  (2) the redemption occurs within 60 days of the date of the closing of such Equity Offering.

         (b) At any time prior to February 15, 2010, the Company may, at its option, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the applicable Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. For purposes of the foregoing, "MAKE-WHOLE PREMIUM" means, with respect to a Note, an amount equal to the greater of:

                  (1) 1.000% of the outstanding principal amount of such Note; and

                  (2)      the excess of:

                           (i) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on February 15, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over

                           (ii) the outstanding principal amount of such Note.

         (c) Except pursuant to the preceding paragraphs (a) and (b) hereof, the Notes will not be redeemable at the Company's option prior to February 15, 2010.

         (d) On or after February 15, 2010, the Company may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

        YEAR                                                       PERCENTAGE
        ----                                                       ----------
        2010..................................................       103.188%
        2011..................................................       102.125%
        2012..................................................       101.063%
        2013 and thereafter...................................       100.000%

         (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08      MANDATORY REDEMPTION.

         (a)      MANDATORY GAMING REDEMPTION.

                  (1) Notwithstanding any other provision in this Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any of its Subsidiaries under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (1) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (2) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to (i) the lesser of (a) 100% of the principal amount thereof, (b) the price at which such Holder or beneficial owner acquired the Notes or (c) the fair market value of the Notes as determined in good faith by the Board of Directors of the Company, together with, in each case, accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority or (ii) such other price as may be ordered by the Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Company shall comply with the procedures contained in the Notes for redemption of the Notes. Immediately upon a determination that a Holder or beneficial owner will not be licensed, qualified or found suitable, the Holder or beneficial owner will have no further rights (a) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or (b) to receive any interest or other distribution or payment with respect to the Notes except the redemption price of the Notes described above.

                  (2) Other than as specifically provided in this Section 3.08(a) or as may be required by a Gaming Authority, any redemption pursuant to this Section 3.08(a) shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  (3) The Company shall not be required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

         (b)      MANDATORY REDEMPTION FROM ESCROW.

                  (1) The gross proceeds of the issuance and sale of the Initial Notes shall be placed in an escrow account (the "ESCROW ACCOUNT") pursuant to the terms and conditions of the Escrow and Security Agreement and shall be released to the Trustee or the Company pursuant to the terms and conditions of the Escrow and Security Agreement.

                  (2) In the event that any of the conditions for the release of the funds in the Escrow Account set forth under Section 9 of the Escrow and Security Agreement shall not have been satisfied on or prior to the date that is 30 days after the Issuance Date, as such date may be extended under the terms of the Escrow and Security Agreement (such date, the "ESCROW BREAK DATE"), the Company shall be required to redeem all of the Notes on the second Business Day immediately following the Escrow Break Date, at a redemption price equal to 99.089% of the principal amount of the Notes, plus accrued and unpaid interest and amortization of original issue discount to the date of redemption. The Company shall provide the Trustee with at least two Business Days' notice prior to any such redemption.

                  (3) Other than as specifically provided in this Section 3.08(b) or in the Escrow and Security Agreement, any redemption pursuant to this Section 3.08(b) shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

         (c) OTHER MANDATORY REDEMPTION. Except as otherwise provided in Sections 3.08(a) and (b) hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01      PAYMENT OF NOTES.

         The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Special Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      REPORTS.

         (a) Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will, within the time periods specified in the SEC's rules and regulations if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, file the following reports with the SEC, even if it is not required by the SEC to do so:

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports pursuant to Section 13(a) or 15(d) of the Exchange Act.

         If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. If such filings with the SEC are not then permitted by the SEC, and such filings are not generally available on the Internet free of charge within the time periods in which the Company would be required to file a report if it were subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, without charge to the Holders, furnish the Holders with copies of any such reports. The Company will at all times comply with TIA ss. 314(a).

         (b) If the parent company of the Company guarantees the Notes and such parent company is a reporting company under Section 13(a) or 15(d) of the Exchange Act, the Company need not comply with the reporting obligations above if the parent company makes such filings or provides such information and any required financial information concerning the Company under Regulation S-X is included in the parent company's Exchange Act reports.

         (c) For so long as any Notes remain outstanding and constitute "restricted securities" under Rule 144, if at any time it is not required to file with the SEC the reports required by paragraph (a) of this Section 4.03, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04      COMPLIANCE CERTIFICATE.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a default or Event of Default has occurred, describing all such defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or
Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, within 30 days upon any Officer becoming aware of any default or Event of Default, an Officers' Certificate specifying such default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      INTENTIONALLY DELETED

Section 4.06      STAY, EXTENSION AND USURY LAWS.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      LIENS.

         The Company and the Guarantors will not create any Lien upon any Principal Property (other than Permitted Liens) (the "Initial Lien") without securing the Notes equally with such Principal Property and ratably with all other indebtedness secured thereby for so long as such indebtedness is so secured. Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.08      CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; PROVIDED, HOWEVER, that the Company shall not be required to preserve its corporate existence, or the corporate, partnership or other existence of any of the Guarantors, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof would not have a material adverse effect on the Holders of the Notes; and

                  (2) the material rights (charter and statutory), licenses and franchises of the Company and the Guarantors; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof would not have a material adverse effect on the Holders of the Notes.

Section 4.09      OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "CHANGE OF CONTROL OFFER") to each Holder of Notes to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a price in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating the following:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.09 and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

                  (2) that the Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD");

                  (3) the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "CHANGE OF CONTROL PAYMENT DATE");

                  (4) that any Note not properly tendered shall remain outstanding and continue to accrue interest;

                  (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book entry transfer, to the Paying Agent (which may be the Company) specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

                  (7) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase the Notes, PROVIDED, that the Paying Agent receives, not later than the close of business on the last day of the Offer Period, an electronic or facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

                  (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.

         (b) On the Change of Control Payment Date, the Company shall, to the extent permitted by law:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

                  (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.09, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.10      LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

         Neither the Company nor any Guarantor may enter into any arrangement with any Person providing for the leasing by the Company or any Guarantor of any Principal Property (except for temporary leases of a term of not more than three years and except for leases between the Company and its Subsidiaries or between Subsidiaries of the Company) which property has been or is to be sold or transferred by the Company or such Guarantor to such Person more than 180 days after the later of the acquisition thereof or the completion of construction and commencement of full operation thereof (a "SALE AND LEASE-BACK TRANSACTION"), unless either:

                 (1) the Company applies an amount equal to the greater of the fair value (as determined by the Company's Board of Directors) of such property or the net proceeds of such sale, within 180 days, to the retirement of the Notes or other indebtedness ranking on a parity with the Notes, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes that are owned by the Company or any Guarantor, or to the acquisition of another Person provided such Person becomes a Guarantor or merges with the Company or another Guarantor; or

                  (2) at the time of entering into such transaction, such Principal Property could have been subjected to a Lien securing indebtedness in a principal amount equal to the Capitalized Lease-Back

         Obligation with respect to such Principal Property under clause (25) of the definition of "Permitted Liens" without securing the Notes as contemplated by that provision.

Section 4.11      PURCHASE OF MORTGAGE NOTES VALIDLY TENDERED IN TENDER OFFER.

         After the gross proceeds of the issuance and sale of the Initial Notes are released from the Escrow Account, the Company shall cause Las Vegas Sands, Inc. and Venetian Casino Resort, LLC to accept and pay for any Mortgage Notes validly tendered and not withdrawn in the offer by Las Vegas Sands, Inc. and Venetian Casino Resort, LLC to purchase all of their outstanding Mortgage Notes for cash (the "Tender Offer") pursuant to the Offer Statement, subject to the conditions and pursuant to the terms set forth in the "Offer to Purchase Any and All Outstanding 11% Mortgage Notes due 2010 (CUSIP No. 92264N AF4) and Solicitation of Consents to Amendments to the Related Indenture," dated January 31, 2005 (the "Offer Statement"), used in connection with the Tender Offer.

Section 4.12      ADDITIONAL SUBSIDIARY GUARANTEES.

         Upon the satisfaction of all of the conditions for the release of the funds in the Escrow Account to the Company as provided under Section 9(a) of the Escrow and Security Agreement on or prior to the Escrow Break Date and the release of such proceeds from the Escrow Account to the Company, the Company shall cause each Domestic Subsidiary that guarantees, or is a borrower under, the Credit Agreement, or owns any of the assets or operations of the Resort Complex, to execute a Subsidiary Guarantee in the form attached as Exhibit E hereto and a supplemental indenture in the form attached as Exhibit F hereto and deliver an Opinion of Counsel to the Trustee to the effect that such supplemental indenture and Subsidiary Guarantee have been duly authorized, executed and delivered by that Domestic Subsidiary and constitute a valid and binding agreement or obligation of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).

         Upon the satisfaction of all of the conditions for the release of the funds in the Escrow Account to the Company as provided under Section 9(a) of the Escrow and Security Agreement on or prior to the Escrow Break Date and the release of such proceeds from the Escrow Account to the Company, if (i) the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture and such Subsidiary guarantees, or is a borrower under, the Credit Agreement, or owns any of the assets or operations of the Resort Complex or (ii) an existing Domestic Subsidiary becomes a guarantor of, or a borrower under, the Credit Agreement or owns any of the assets or operations of the Resort Complex, then the Company shall cause, within 10 Business Days of the date on which it guaranteed such indebtedness or becomes the owner of any of the assets or operations of the Resort Complex, such Domestic Subsidiary to execute a Subsidiary Guarantee in the form attached as Exhibit E hereto and a supplemental indenture in the form attached as Exhibit F hereto and deliver an Opinion of Counsel to the Trustee to the effect that such supplemental indenture and Subsidiary Guarantee have been duly authorized, executed and delivered by that Domestic Subsidiary and constitute a valid and binding agreement or obligation of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).


                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01      CONSOLIDATION, MERGER OR SALE.

         The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person, unless:

                  (1) immediately after such transaction, no default or Event of Default exists:

                  (2) such transaction will not result in the loss or suspension or material impairment of any material Gaming License of the Company or its Subsidiaries;

                  (3) such transaction would not require any Holder of Notes (other than any Person acquiring the Company or its assets and any affiliate thereof) to obtain a gaming license or be qualified under the law of any applicable gaming jurisdiction; PROVIDED that such Holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction;

                  (4) in case of any such consolidation or merger, the Person resulting from such consolidation or any Person into which such merger shall be made (in each case other than the Company) shall succeed to this Indenture and be substituted for the Company with the same effect as if it had been named herein as a party hereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes and the performance and observance of each and every covenant and condition of the Indenture on the part of the Company to be performed or observed; and

                  (5) as a condition of any such sale and transfer of the property and assets of the Company as, or substantially as, an entirety, the Person to which such property and assets shall be sold shall (i) expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, and (ii) simultaneously with the delivery to it of the conveyances or instruments of transfer of such property and assets, execute and deliver to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, whereby such Person shall so assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, to the same extent that the Company is bound and liable.

         Any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any Officer of the Company may be done with like force and effect by the like Board of Directors or Officer of any Person that shall at the time be the successor of the Company hereunder.

Section 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that in the event and only in the event of the sale by the Company of all or substantially all of its properties and assets in a transaction that is subject to, and that complies with the provisions of,
Section 5.01 hereof, the Company shall be released from all of its liabilities and obligations under this Indenture and under the Notes.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01      EVENTS OF DEFAULT.

         Each of the following shall constitute an "EVENT OF DEFAULT":

                  (1) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes or under any Subsidiary Guarantee;

                  (2) default for 30 days or more in the payment when due of interest on, or Special Interest, if any, with respect to the Notes or under any Subsidiary Guarantee;

                  (3) failure by the Company or any Guarantor to offer to purchase or to purchase the Notes, in each case when required under an offer made pursuant to Section 4.09 hereof;

                  (4) failure by the Company or any Guarantor for 60 days after receipt of written notice from the Trustee to comply with any of its other agreements in this Indenture, the Notes or the Subsidiary Guarantees;

                  (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any Guarantor or default on any guarantee by the Company or any Guarantor of indebtedness of a third party, whether such indebtedness or guarantee now exists or is created after the Issuance Date, which default:

                           (A) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such indebtedness (a "PAYMENT DEFAULT"); or

                           (B)      results in the acceleration of such
                  indebtedness prior to its final maturity ("ACCELERATED DEBT"),

                  and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $50.0 million or more;

                  (6) failure by the Company or any Guarantor to pay final judgments entered by a court of competent jurisdiction aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days;

                  (7) (A) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 30 days after written notice; or (B) the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, shall affirmatively deny or disaffirm its obligations under any Subsidiary Guarantee, in each of clauses (A) and (B), which would materially and adversely impair the benefits to the Trustee or the Holders of the Notes hereunder;

                  (8) the Company or any Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that together would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of the Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a custodian of it or for all or substantially all of its property;

                           (D) makes a general assignment for the benefit of its creditors; or

                           (E) generally is not paying, or shall admit in
                  writing its inability to pay, its debts as they become due and, in each case, a period of 30 days shall have elapsed; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Company in an involuntary case;

                           (B) appoints a custodian of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Company; or

                           (C) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary of the Company or any group of Guarantors that would together constitute a Significant Subsidiary of the Company;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; and

                  (10) revocation, termination, suspension or other cessation of effectiveness of any Nevada or Macau Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days.

Section 6.02      ACCELERATION.

         (a) If any Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 hereof with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium and Special Interest, if any, interest and any other monetary obligations on all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that would together constitute a Significant Subsidiary of the Company, the principal, premium and Special Interest, if any, interest and any other monetary obligations on all of the outstanding Notes will become due and payable immediately without further action or notice.

         Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention and for the purpose of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to
Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

         (b) To the fullest extent permitted by law, the Trustee, and each Holder by accepting a Note, agrees that in the event that the outstanding principal amount of the Notes becomes due and payable (whether at maturity, by acceleration or otherwise) and is not paid when due, then, before seeking, directly or indirectly through any court, the sale, liquidation or seizure of the Capital Stock of any direct or indirect Subsidiary of the Company, the Trustee and such Holder will (for the 60-day period beginning on the date when the outstanding principal amount of the Notes first became due and payable) seek first to sell, liquidate or seize assets of the Company or any of the Guarantors before seeking to sell, liquidate or seize the Capital Stock of any direct or indirect Subsidiary of the Company; provided, HOWEVER, that nothing herein shall prevent (i) the Trustee or such Holder from seeking or claiming proceeds from the sale, liquidation or seizure of any Capital Stock of any direct or indirect Subsidiary of the Company ordered by any court or governmental authority or pursuant to a sale, liquidation or seizure initiated by the Company, any Guarantor or any other person (other than the Holder or the Trustee in contravention of this paragraph (b)), (ii) the Trustee or such Holder from seeking the appointment of a trustee, receiver or custodian for the assets of the Company or any of the Guarantors (PROVIDED, that the Trustee or such Holder may not petition or request that such appointed trustee, receiver or custodian sell or liquidate any Capital Stock of any direct or indirect Subsidiary of the Company during the 60-day period commencing on the date that the Notes first become due and payable, whether at maturity, by acceleration or otherwise) or
(iii) any bankruptcy or insolvency court acting in a manner for the benefit of any creditor (including the Trustee and such Holder) or any governmental authority having jurisdiction acting in accordance with its powers in the exercise of its discretion or judgment in the application of law; PROVIDED FURTHER, that the provisions of this paragraph (b) shall have no further force or effect commencing on the date that is 60-days after the Notes first become due and payable, whether at maturity, by acceleration or otherwise.

         (c) In the event that there is a declaration of acceleration as a result solely of an Event of Default specified in clause (5) of Section 6.01 hereof, such acceleration of the Notes will be automatically rescinded and cancelled, if within 30 days of such declaration of acceleration of the Notes,
(i) all Payment Defaults are cured or waived, (ii) any acceleration of Accelerated Debt is rescinded or cancelled (or such Accelerated Debt is paid in full) and (iii) no Event of Default has occurred and is then continuing (other than any Event of Default specified in clause (5) Section 6.01 hereof where the related Payment Default has been cured or waived or where the acceleration of the Accelerated Debt has been rescinded or cancelled or where the Accelerated Debt has been paid in full).

Section 6.03      OTHER REMEDIES.

         Subject to the provisions of Section 6.02 hereof, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Subject to the provisions of Section 6.02 hereof, all remedies are cumulative to the extent permitted by law.

Section 6.04      WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing default or Event of Default and its consequences hereunder, except a continuing default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.05      CONTROL BY MAJORITY.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6 or pursuant to Section 5(b)(iii) of the Escrow and Security Agreement, it shall pay out the money in the following order:

                  FIRST:   to the Trustee, its agents and attorneys for amounts
         due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

                  THIRD:   to the Company or to such party as a court of
         competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01      DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any of the Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor will be sufficient if signed by an Officer of the Company or such Guarantor, as the case may be.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

         (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default, except for (i) any default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         (h) Delivery of reports, information and documents to the Trustee under Section 4.03 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      NOTICE OF DEFAULTS.

         If a default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

         (c) At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Notes to any Gaming Authority when requested to do so by the Company.

         At the express direction of the Company and at the Company's expense, the Trustee will provide any Gaming Authority with:

                  (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

                  (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

                  (iii) notice of any default under this Indenture, any acceleration of the indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a default or Event of Default hereunder;

                  (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

                  (v) notice of any transfer or assignment of rights under this Indenture or the Subsidiary Guarantees known to the Trustee within five Business Days thereof; and

                  (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

         To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

Section 7.07      COMPENSATION AND INDEMNITY.

         (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. To the extent there exists a conflict or potential conflict of interest, the Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c)      The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (e) The Trustee will comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      REPLACEMENT OF TRUSTEE.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment and taking of office as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may by written action appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with either the Company or the Guarantors may, in the Company's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

         (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, and Guarantor or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (g) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture and the Escrow and Security Agreement. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee; PROVIDED such corporation shall be otherwise eligible and qualified under this
Article 7.

Section 7.10      ELIGIBILITY; DISQUALIFICATION.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and any Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Subsidiary Guarantees and cured all existing Events of Default, which will thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof; (b) the Company's and the Guarantors' obligations with respect to such Notes under
Article 2 and Section 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith; and (d) the provisions of this Article 8 pertaining to Legal Defeasance. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12, clauses (1), (2) and
(3) of Section 5.01, Section 5.02 and Article 10 hereof (hereinafter, "COVENANT DEFEASANCE"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) and Section 6.01(10) hereof will not constitute Events of Default.

Section 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium and Special Interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

                           (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

                  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no default or Event of Default shall have occurred and be continuing pursuant to Section 6.01(1), (2), (3), (8) or (9) hereof on the date of such deposit;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a material breach or violation of, or constitute a material default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Guarantors is a party or by which the Company or any of its Guarantors is bound;

                  (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company or any Guarantor makes any payment of principal of, premium or Special Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company or any Guarantor will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Subsidiary Guarantees without the consent of any Holder of Note:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2)      to comply with Article 5 hereof;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Subsidiary Guarantees by a successor to the Company or such Guarantor pursuant to
         Article 5 or Article 10 hereof;

                  (5) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including to provide for additional guarantees or collateral) or that does not adversely affect the legal rights hereunder of any Holder;

                  (6) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (7) to conform the text of this Indenture or the Notes to any provision of the "Description of Notes" section of the Company's Offering Circular dated February 3, 2005, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes;

                  (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

                  (9) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.09 hereof), the Notes and the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02. Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than the provisions of Section 4.09 hereof);

                  (3) reduce the rate of or change the time for payment of interest on any Note;

                  (4) waive a default or Event of Default in the payment of principal of, premium and Special Interest, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium and Special Interest, if any, on the Notes; or

                  (7) make any change in the preceding amendment and waiver provisions.

Section 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04      REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES

SECTION 10.01.    GUARANTEE.

         (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, premium and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) To the fullest extent permitted by law, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 10.02.    LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION 10.03.    EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company or any of its Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.12 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.

SECTION 10.04.    INTENTIONALLY DELETED.

SECTION 10.05.    RELEASES.

         In the event (i) of any sale, transfer or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise; (ii) of a sale, transfer or other disposition of all or substantially all of the Capital Stock of any Guarantor; (iii) any Guarantor ceases to guarantee, or be a borrower under, the Credit Agreement; or (iv) of a sale of Capital Stock or other transaction which results in any Guarantor ceasing to be a Subsidiary and such Guarantor ceases to guarantee, or be a borrower under, the Credit Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that any transaction or action in the preceding sentence has occurred and such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         (b) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee and the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantors from their respective obligations under their respective Subsidiary Guarantees.

         (c) Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Special Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

Section 11.01      SATISFACTION AND DISCHARGE.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                   (1)      either:

                            (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                            (b) all Notes that have not been delivered to the Trustee for cancellation have (i) become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable within one year, or (iii) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued and unpaid interest to the date of maturity or redemption;

                  (2) no default or Event of Default has occurred and is continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02      APPLICATION OF TRUST MONEY.

         Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; PROVIDED that if the Company or any Guarantor has made any payment of principal of, premium or Special Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01      TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

Section 12.02      NOTICES.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Las Vegas Sands Corp.
         3355 Las Vegas Boulevard South
         Las Vegas, Nevada 89109
         Facsimile No.:  (702) 733-5499
         Attention:  Bradley K. Serwin, Esq.

         With a copy to:
         Paul, Weiss, Rifkind, Wharton & Garrison LLP
         1285 Avenue of the Americas
         New York, New York 10019
         Facsimile No.:  (212) 757-3990
         Attention:  John C. Kennedy, Esq.

         If to the Trustee:
         U.S. Bank National Association
         60 Livingston Avenue
         EP-MN-WS3C
         St. Paul, Minnesota 55107
         Facsimile No.: (651) 495-8097
         Attention:  Richard Prokosch

         The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company or the Guarantors shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, subject to customary assumptions and conclusions, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06     RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07     SPECIAL ESCROW ACCOUNT.

         (a) Each Holder of each Note, by its acceptance thereof, consents and agrees to the terms of the Escrow and Security Agreement with respect to the Escrow Account, as each may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow and Security Agreement and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Escrow and Security Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow and Security Agreement, to assure and confirm to the Trustee (acting on behalf of the Holders of the Notes) the security interest in the Escrow Account and all funds and securities combined therein and any and all proceeds of the foregoing (the "COLLATERAL"), so as to render the same available for the security and benefit of this Indenture with respect to, and of, such Notes, according to the intent and purposes expressed in the Escrow and Security Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Account to create and maintain (to the extent possible under applicable law), as security for the obligations of the Issuer hereunder, a valid and enforceable perfected first (to the extent such concept is recognized by applicable law) security Lien in and on all the Collateral with respect to the Notes, in favor of the Trustee (acting on behalf of the Holders of the Notes) for the benefit of the Holders of such Notes, superior to and prior to the rights of all third Persons (to the extent such concept is recognized by applicable law) and subject to no other Liens.

         (b) The Trustee may in the name and on behalf of the Holders of such Notes, without the consent of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Escrow and Security Agreement as permitted under the Escrow and Security Agreement and this Indenture, and (iii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow and Security Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral with respect to such Notes (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of such Notes or of the Trustee), in each case, to the extent permitted by this Indenture and the Escrow and Security Agreement.

         (c) The Trustee is authorized to receive any funds for the benefit of the Holders of the Notes disbursed under the Escrow and Security Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 12.08 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No past, present or future director, officer, employee, member, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. The waiver shall not be effective to waive liabilities under the federal securities laws.

Section 12.09     GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF NEVADA LAW, INCLUDING THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER.

Section 12.10     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11     SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.12     SEVERABILITY.

         In case any provision in this Indenture, the Notes or the Subsidiary Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13     COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.14     TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15     COMPLIANCE WITH GAMING LAWS.

         Each Holder of Notes, by accepting any such Notes, agrees to be bound by the requirements imposed on the holders of the Company's debt securities by any Gaming Authority.



                         [Signatures on following page]

                                   SIGNATURES


Dated as of February 10, 2005
                                             LAS VEGAS SANDS CORP.,
                                                a Nevada corporation


                                             By: /s/ Bradley K. Serwin
                                                 ----------------------------
                                                 Name:  Bradley K. Serwin
                                                 Title: General Counsel and
                                                        Secretary




                                             U.S. BANK NATIONAL ASSOCIATION



                                             By: /s/ Richard H. Prokosch
                                                 ----------------------------
                                                 Name:  Richard H. Prokosch
                                                 Title: Vice President

                                                                       EXHIBIT A


                                 [Face of Note]
================================================================================

                                                         CUSIP/CINS ____________

                          6.375% Senior Notes due 2015

No. ___                                                            $____________

                              LAS VEGAS SANDS CORP.

promises to pay to [______________] or registered assigns,

the  principal sum of  ________________________________________________  DOLLARS
on February 15, 2015

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated:  _______________, 200_

                                             LAS VEGAS SANDS CORP.


                                             By:
                                                 ______________________________
                                                 Name:
                                                 Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee


By: _________________________________
         Authorized Signatory


================================================================================

                                 [Back of Note]
                          6.375% Senior Notes due 2015

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Las Vegas Sands Corp., a Nevada corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 6.375% per annum from ________________, 20__ until maturity and shall pay the Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing default in the payment of interest, and if this
         Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED FURTHER that the first Interest Payment Date shall be _____________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
         Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of February 10, 2005, as it may be amended from time to time (the "INDENTURE"), among the Company, the Guarantors from time to time party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

                  (5)      OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraphs (b) and (c) of this paragraph 5, the Company will not have the option to redeem the Notes prior to February 15, 2010. On or after February 15, 2010, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

        YEAR                                                     PERCENTAGE
        ----                                                     ----------
        2010...............................................        103.188%
        2011...............................................        102.125%
        2012...............................................        101.063%
        2013 and thereafter................................        100.000%

         Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

         (b) Notwithstanding the provisions of subparagraph (a) of this paragraph 5, on or prior to February 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including Additional Notes, if any) at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, with the proceeds of one or more Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any, but excluding Notes held by the Company and not cancelled) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 60 days of the date of the closing of such Equity Offering.

         (c) Notwithstanding the provisions of subparagraph (a) of this paragraph 5, at any time prior to February 15, 2010, the Company may, at its option, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the applicable Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. For purposes of the foregoing, "MAKE-WHOLE PREMIUM" means, with respect to a Note, an amount equal to the greater of:

                  (i) 1.000% of the outstanding principal amount of such Note; and

                  (ii)     the excess of:

                           (A) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on February 15, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over

                           (B)    the outstanding principal amount of such Note.

                  (6)      MANDATORY REDEMPTION.

         (a)      MANDATORY GAMING REDEMPTION.

                  (i) Notwithstanding any other provision in the Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any of its Subsidiaries under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (1) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (2) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to (i) the lesser of (a) 100% of the principal amount thereof, (b) the price at which such Holder or beneficial owner acquired the Notes or (c) the fair market value of the Notes as determined in good faith by the Board of Directors of the Company, together with, in each case, accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority or (ii) such other price as may be ordered by the Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Company shall comply with the procedures contained in the Notes for redemption of the Notes. Immediately upon a determination that a Holder or beneficial owner will not be licensed, qualified or found suitable, the Holder or beneficial owner will have no further rights (a) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or (b) to receive any interest or other distribution or payment with respect to the Notes except the redemption price of the Notes described above.

                  (ii) The Company shall not be required to pay or reimburse any Holder of the Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

                  (iii) Other than as specifically provided in Section 3.08(a) of the Indenture or as may be required by a Gaming Authority, any redemption pursuant to Section 3.08(a) of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 thereof.

         (b)      MANDATORY REDEMPTION FROM ESCROW.

                  (i) The gross proceeds of the issuance and sale of the Initial Notes shall be placed in an escrow account pursuant to the terms and conditions of an escrow and security agreement (the "ESCROW AND SECURITY AGREEMENT"), by and among the Company, the Trustee and U.S. Bank National Association, as escrow agent, until each of the conditions set forth in the Escrow and Security Agreement shall have been satisfied.

                  (ii) Upon the occurrence of certain events set forth in the Escrow and Security Agreement and the Indenture, the Company shall redeem all of the Notes on the second Business Day immediately following such event, at a redemption price equal to 99.089% of the principal amount of the Notes, plus accrued and unpaid interest and amortization of original issue discount to the date of redemption.

                  (iii) Other than as specifically provided in Section 3.08(b) of the Indenture or in the Escrow and Security Agreement, any redemption pursuant to Section 3.08(b) of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 thereof.

         (c) OTHER MANDATORY REDEMPTION. Except as otherwise provided in Sections 3.08(a) and (b) of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT THE OPTION OF HOLDER. If there is a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "CHANGE OF CONTROL PAYMENT"). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (8) NOTICE OF REDEMPTION. Notice of redemption or purchase will be mailed at least 30 days but not more than 60 days before the redemption or purchase date to each Holder whose Notes are to be redeemed or purchased at its registered address, except that redemption or purchase notices may be mailed more than 60 days prior to a redemption or purchase date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed or purchased in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed or purchased.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be transferred or exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing default or Event or Default (other than a default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to comply with Article 5 of the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Subsidiary Guarantees by a successor to the Company or such pursuant to Article 5 or Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes (including to provide for additional guarantees or collateral) or that does not adversely affect the legal rights under the Indenture of any such Holder; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture or the Notes to any provision of the "Description of Notes" section of the Company's Offering Circular dated February 3, 2005, relating to the initial offering of the Notes, to the extent that such provision in that "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes or under any Subsidiary Guarantee; (ii) default for 30 days or more in the payment when due of interest on, or Special Interest, if any, with respect to the Notes or under any Subsidiary Guarantee; (iii) failure by the Company or any Guarantor to offer to purchase or to purchase the Notes, in each case when required under an offer made pursuant to Section 4.09 of the Indenture; (iv) failure by the Company or any Guarantor for 60 days after receipt of written notice from the Trustee to comply with any of its other agreements in the Indenture, the Notes or the Subsidiary Guarantees; (v) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any Guarantor or default on any guarantee by the Company or any Guarantor of indebtedness of a third party, whether such indebtedness or guarantee now exists or is created after the Issuance Date, which default: (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such indebtedness prior to its final maturity ("ACCELERATED DEBT"), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $50.0 million or more; (vi) failure by the Company or any Guarantor to pay final judgments entered by a court of competent jurisdiction aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days; (vii) (a) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 30 days after written notice; or (b) the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, shall affirmatively deny or disaffirm its obligations under any Subsidiary Guarantee, in each of clauses (a) and (b), which would materially and adversely impair the benefits to the Trustee or the Holders of the Notes thereunder; (viii) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor that is a Significant Subsidiary of the Company or of any group of Guarantors that together would constitute a Significant Subsidiary of the Company as provided for in Sections 6.01(8) and (9) of the Indenture; and (ix) revocation, termination, suspension or other cessation of effectiveness of any Nevada or Macau Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days. If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium and Special Interest, if any, interest and any other monetary obligations on all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that together would constitute a Significant Subsidiary of the Company, the principal, premium and Special Interest, if any, interest and any other monetary obligations on all of the outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Under the Indenture, to the fullest extent permitted by law, in the event that the outstanding principal amount of the Notes becomes due and payable (whether at maturity, by acceleration or otherwise) and is not paid when due, then, before seeking, directly or indirectly through any court, the sale, liquidation or seizure of the Capital Stock of any direct or indirect Subsidiary of the Company, the Trustee and each Holder is required to (for the 60-day period beginning on the date when the outstanding principal amount of the Notes first became due and payable) seek first to sell, liquidate or seize assets of the Company or any of the Guarantors before seeking to sell, liquidate or seize the Capital Stock of any direct or indirect Subsidiary of the Company, subject to certain exceptions. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust power. The Trustee may withhold from Holders of Notes notice of any continuing default or Event of Default (except a default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if it is in the best judgment of the Trustee that acceleration is not in the best interest of the Holders of Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing default or Event of Default and its consequences under the Indenture except a continuing default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, any Note held by a non-consenting Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within thirty days, upon becoming aware of any default or Event of Default to deliver to the Trustee a statement specifying such default or Event of Default.

                  (13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees.

                  (15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of February 10, 2005, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "REGISTRATION RIGHTS AGREEMENT").

                  (18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF NEVADA LAW, INCLUDING THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention:  Bradley K. Serwin, Esq.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                             Your Signature:____________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

                               [_]  Section 4.09

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

                                             $_______________

Date:  _______________

                             Your Signature:____________________________________
                    (Sign exactly as your name appears on the face of this Note)

                             Tax Identification No.: ___________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                   PRINCIPAL AMOUNT
                   AMOUNT OF DECREASE    AMOUNT OF INCREASE IN    OF THIS GLOBAL NOTE       SIGNATURE OF
                   IN PRINCIPAL AMOUNT      PRINCIPAL AMOUNT        FOLLOWING SUCH       AUTHORIZED OFFICER
                           OF                      OF                  DECREASE             OF TRUSTEE OR
DATE OF EXCHANGE    THIS GLOBAL NOTE        THIS GLOBAL NOTE         (OR INCREASE)            CUSTODIAN













*   THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                                                       EXHIBIT B



                         FORM OF CERTIFICATE OF TRANSFER

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109

[REGISTRAR ADDRESS BLOCK]

         Re:  6.375% Senior Notes due 2015

         Reference is hereby made to the Indenture, dated as of February 10, 2005 (the "INDENTURE"), among Las Vegas Sands Corp., as issuer (the "COMPANY"), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         3. [_]CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [_] such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

                  (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

         4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ____________________________________
                                                 [Insert Name of Transferor]



                                            By:  _______________________________
                                                 Name:
                                                 Title:

         Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)  [_]  a beneficial interest in the:

                       (i)   [_] 144A Global Note (CUSIP _________), or

                       (ii)  [_] Regulation S Global Note (CUSIP _________), or

                       (iii) [_]  IAI Global Note (CUSIP _________); or

                   (b)  [_]  a Restricted Definitive Note.

         2.        After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                   (a)  [_]  a beneficial interest in the:

                        (i)   [_] 144A Global Note (CUSIP _________), or

                        (ii)  [_] Regulation S Global Note (CUSIP _________), or

                        (iii) [_] IAI Global Note (CUSIP _________); or

                        (iv)  [_] Unrestricted Global Note (CUSIP _________); or

                    (b)  [_]   a Restricted Definitive Note; or

                    (c)  [_]   an Unrestricted Definitive Note,

                    in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109

 [REGISTRAR ADDRESS BLOCK]

         Re:  6.375% Senior Notes due 2015

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of February 10, 2005 (the "INDENTURE"), among Las Vegas Sands Corp., as issuer (the "COMPANY"), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          ______________________________________
                                               [Insert Name of Transferor]


                                          By:  _________________________________
                                               Name:
                                               Title:

Dated:  ______________________

                                                                       EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109

 [REGISTRAR ADDRESS BLOCK]

         Re:  6.375% Senior Notes due 2015

         Reference is hereby made to the Indenture, dated as of February 10, 2005 (the "INDENTURE"), among Las Vegas Sands Corp., as issuer (the "COMPANY"), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [_]        a beneficial interest in a Global Note, or

         (b) [_]        a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          ______________________________________
                                               [Insert Name of Transferor]


                                          By:  _________________________________
                                               Name:
                                               Title:

Dated:  _______________________

                                                                       EXHIBIT E


                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 10, 2005, as it may be amended from time to time (the "INDENTURE"), among Las Vegas Sands Corp., (the "COMPANY"), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

         Capitalized terms used but not defined herein have the meanings given to them in the Indenture.


                                          [NAME OF GUARANTOR(S)]


                                          By: __________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT F


                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, 200__, among __________________ (the "GUARANTEEING
SUBSIDIARY"), a subsidiary of Las Vegas Sands Corp. (or its permitted successor), a Nevada corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of February 10, 2005 providing for the issuance of 6.375% Senior Notes due 2015 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof and agrees to be bound as a Guarantor under the Indenture.

         4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver shall not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         5. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF NEVADA

LAW, INCLUDING THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER.

         6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  _______________, 20___

                                              [GUARANTEEING SUBSIDIARY]

                                              By: ______________________________
                                                  Name:
                                                  Title:



                                              [EXISTING GUARANTORS]

                                              By: ______________________________
                                                  Name:
                                                  Title:



                                              LAS VEGAS SANDS CORP.,
                                                 a Nevada corporation


                                              By: ______________________________
                                                  Name:
                                                  Title:



                                              U.S. BANK NATIONAL ASSOCIATION



                                              By: ______________________________
                                                  Name:
                                                  Title: